Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports Third Quarter 2010 Results

OKLAHOMA CITY (November 4, 2010) Gulfport Energy Corporation (NASDAQ: GPOR) today reported financial and operating results for the third quarter of 2010.

For the third quarter of 2010, Gulfport reported net income of $12.7 million on oil and gas revenues of $33.3 million, or $0.28 per diluted share. EBITDA (as defined below) for the third quarter of 2010 was $24.0 million and cash flow from operating activities before changes in working capital (as defined below) was $23.4 million.

Financial Highlights

•

Produced oil and gas sales volumes of 527,010 barrels of oil equivalent (“BOE”), or 5,728 barrels of oil equivalent per day (“BOEPD”), in the third quarter of 2010, a 13% sequential increase over the second quarter of 2010 and a 27% year-over-year increase from the third quarter of 2009

•	Recorded net income of $12.7 million in the third quarter of 2010, a 22% sequential increase over the second quarter of 2010 and a 90% year-over-year increase over the third quarter of 2009

•	Generated $24.0 million of EBITDA in the third quarter of 2010, a 20% sequential increase from the second quarter of 2010 and 62% year-over-year increase from the third quarter of 2009

•	Reported lease operating expense of $7.71 per BOE in the third quarter of 2010, a 9% sequential improvement as compared to the second quarter of 2010

Production

For the third quarter of 2010, net production was 468,265 barrels of oil, 242,737 thousand cubic feet (“MCF”) of natural gas and 768,112 gallons of natural gas liquids (“NGL”), or 527,010 BOE. Net production for the third quarter of 2010 by region was 452,258 BOE in Southern Louisiana, 64,807 BOE in the Permian Basin and 9,945 BOE in the Bakken and Niobrara.

Realized price for the third quarter of 2010, which includes transportation costs, was $67.39 per barrel of oil, $4.37 per MCF of natural gas and $0.85 per gallon of NGL, for a total equivalent price of $63.14 per BOE. Realized price for oil in the third quarter of 2010 reflects the impact of fixed price contracts for 2,300 barrels of oil per day at a weighted average price of $58.24 before transportation costs and differentials. Gulfport currently has fixed price contracts in place for 2,300 barrels of oil per day at $58.24 before transportation costs and differentials for the remainder of 2010.

Gulfport Energy Corporation

Production Schedule

(Unaudited)

Production Volumes:	3Q 2010	3Q 2009	YTD 2010	YTD 2009

Oil (MBbls)	468.3	373.4	1,286.0	1,127.7
Gas (MMcf)	242.7	160.9	623.9	320.8
NGL (MGal)	768.1	651.2	2,053.1	2,074.7
Oil Equivalents (MBOE)	527.0	415.7	1,438.9	1,230.6

Average Realized Price:

Oil (per Bbl)	$67.39	$56.62	$65.98	$51.56
Gas (per Mcf)	$4.37	$3.09	$4.51	$3.47
NGL (per Gal)	$0.85	$0.82	$0.97	$0.69
Oil Equivalents (BOE)	$63.14	$53.34	$62.31	$49.32

Operational Highlights

•	Generated a 100% drilling success rate year-to-date in Southern Louisiana

•	Operator in the Permian is securing service crew and material availability and vertically integrating key operations

•	Began permitting 60 square mile 3-D seismic survey in the Niobrara

•	Grizzly finalized its 2010/2011 winter drilling program which includes a total of 89 primary core hole locations and 35 contingent core hole locations

•	Grizzly received the Supplemental Information Request (“SIR”) pertaining to its Algar Lake Project from Alberta regulators according to schedule

Operations

At WCBB, Gulfport drilled and completed six productive wells and performed 15 recompletions during the third quarter of 2010. Gulfport is currently drilling ahead at 8,434 feet on the 21st well of its 2010 drilling program at WCBB and presently expects to drill a total of 24 wells at WCBB during 2010.

At Hackberry, Gulfport drilled one well and performed three recompletions during the third quarter of 2010. Due to continued drilling success at Hackberry, Gulfport is expanding its 2010 drilling program at the field to a total of eight wells. A rig is currently in the field and is drilling ahead at 2,153 feet on the seventh well of the recently expanded eight well program at Hackberry.

In the Permian, six gross (2.25 net) wells were drilled and three (1.5 net) up-hole recompletions were performed on Gulfport’s acreage during the third quarter of 2010. At present, two rigs are active on Gulfport’s acreage in the Permian, drilling ahead on the 18th and 19th gross (8.25 and 8.75 net) wells of 2010. Meanwhile, the operator of Gulfport’s acreage has been actively securing service availability and vertically integrating key operations. Currently, the operator of Gulfport’s Permian acreage has a fleet of four pulling units and has secured sand availability and access to a committed crew for six to ten hydraulic fracture treatments per month. In addition, Gulfport’s operator in the Permian has purchased two drilling rigs which are anticipated to begin working in early 2011.

In the Niobrara, Gulfport has begun permitting a 60 square mile 3-D seismic survey which is scheduled to begin shooting in early 2011.

In Canada, Grizzly has finalized plans for its 2010-2011 winter drilling program identifying a total of 89 primary core hole locations and 35 contingent core hole locations. Of the 89 primary core hole locations, Grizzly expects to drill 35 locations at Thickwood Hills, 25 locations at Firebag River, 20 locations at Algar Lake, 5 locations at Athabasca Rapids and 4 locations at Horse River. In addition, current plans provide Grizzly the optionality of drilling 10 to 15 of the 35 total permitted contingent core hole locations. Meanwhile, Grizzly has received the SIR pertaining to its Algar Lake Project application from the Alberta regulatory agencies. This is the standard process by which the Alberta regulatory agencies request additional information on all oil sands project applications. Grizzly believes that no significant issues or concerns with the application have been identified by the SIR and is in the final stages of preparing its response. Also of significance, the SIR was received in a timeframe consistent with anticipated timeline for project approval. As previously announced, the engineering and procurement contract for Grizzly’s proposed steam assisted gravity drainage (“SAGD”) facility at Algar Lake has been awarded to SNC-Lavin. Work on the detailed engineering design is underway out of Grizzly’s Calgary office and the detailed design of the project is expected to be complete by April 2011.

2011 Guidance

Gulfport estimates 2011 production to be in the range of 2.2 to 2.4 million BOE. Capital expenditures for 2011 are estimated to be in the range of $110 to $120 million prior to any new acreage or asset acquisitions. Operationally, Gulfport plans to drill 20 to 24 wells at WCBB, seven to ten wells at Hackberry, 29 to 31 gross wells in the Permian Basin, and three to five wells in the Niobrara. In Canada, Gulfport plans to participate in Grizzly’s 2010/2011 winter drilling program and fund its portion of expenditures related to the construction of Grizzly’s Algar Lake Project.

For 2011, Gulfport projects lease operating expense to be in the range of $8.00 to $9.50 per BOE, general and administrative expense to be between $2.50 to $3.50 per BOE, production taxes to be between $8.50 to $9.50 per BOE and depreciation, depletion and amortization expense to be in the range of $19.00 to $21.00 per BOE.

GULFPORT ENERGY CORPORATION

2011 GUIDANCE

Year Ending
12/31/2011
Forecasted Production
Oil Equivalent - BOE	2,200,000 - 2,400,000
Average Daily Oil Equivalent Midpoint - BOEPD	6,301

Projected Year-Over-Year Production Increase¹	18%

Projected Operating Costs per BOE
Lease Operating Expense - $/BOE	$8.00 - $9.50
Production Taxes - $/BOE	$8.50 - $9.50
Depreciation, Depletion and Amortization - $/BOE	$19.00 - $21.00
General and Administrative - $/BOE	$2.50 - $3.50

Budgeted Capital Expenditures - In Millions:
West Cote Blanche Bay	$35 - $38
Hackberry	$24 - $26
Permian	$26 - $28
Niobrara	$1 - $2
Grizzly	$24 - $26
Total Budgeted Capital Expenditures	$110 - $120

¹	Based upon the midpoint of 2010 forecasted production of 1.95 MMBOE from guidance released on November 5, 2009 and the midpoint of 2011 forecasted production of 2.3 MMBOE.

Presentation

An updated presentation was posted to the Company’s website on the morning of November 4, 2010. The presentation can be found at www.gulfportenergy.com under the “Webcasts & Presentations” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will host a conference call today at 12:00 p.m. CDT to discuss its third quarter 2010 financial and operational results. Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling 1-866-804-6929. The passcode for the call is 44587870. A replay of the call will be available for two weeks at 1-888-286-8010. The replay passcode is 46383134. The webcast will be archived on the Company’s website for one year and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy Corporation is an Oklahoma City-based independent oil and natural gas exploration and production company with its principal producing properties located along the Louisiana Gulf Coast and the Permian Basin in West Texas. Gulfport recently acquired an acreage position in the Niobrara Shale of Western Colorado. Gulfport also holds a sizeable acreage position in the Alberta Oil Sands in Canada through its interest in Grizzly Oil Sands ULC.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax expense, accretion expense and depreciation, depletion and amortization. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activity before changes in operating assets and liabilities. The Company has presented EBITDA because it uses EBITDA as an integral part of its internal reporting to measure its performance and to evaluate the performance of its senior management. EBITDA is considered an important indicator of the operational strength of the Company’s business. EBITDA eliminates the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that EBITDA provides useful information to its investors regarding its performance and overall results of operations. EBITDA and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

Investor & Media Contact:

Paul K. Heerwagen

Investor Relations

pheerwagen@gulfportenergy.com

405-242-4888

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
Oil and condensate sales	$31,558,000	$21,142,000	$84,853,000	$58,146,000
Gas sales	1,061,000	498,000	2,813,000	1,114,000
Natural gas liquids sales	654,000	533,000	1,995,000	1,432,000
Other income (expense)	(92,000)	(102,000)	(250,000)	(323,000)

	33,181,000	22,071,000	89,411,000	60,369,000

Costs and expenses:
Lease operating expenses	4,063,000	3,442,000	12,212,000	12,511,000
Production taxes	3,657,000	2,586,000	10,390,000	6,856,000
Depreciation, depletion, and amortization	10,299,000	7,387,000	26,912,000	22,157,000
General and administrative	1,538,000	1,380,000	4,438,000	3,659,000
Accretion expense	156,000	146,000	461,000	432,000

	19,713,000	14,941,000	54,413,000	45,615,000

INCOME FROM OPERATIONS:	13,468,000	7,130,000	34,998,000	14,754,000

OTHER (INCOME) EXPENSE:

Interest expense	823,000	614,000	2,154,000	1,686,000
Insurance proceeds	—	—	—	(1,050,000)
Interest income	(33,000)	(158,000)	(244,000)	(395,000)

	790,000	456,000	1,910,000	241,000

INCOME BEFORE INCOME TAXES	12,678,000	6,674,000	33,088,000	14,513,000

INCOME TAX EXPENSE:	—	—	40,000	28,000

NET INCOME	$12,678,000	$6,674,000	$33,048,000	$14,485,000

NET INCOME PER COMMON SHARE:

Basic	$0.28	$0.16	$0.76	$0.34

Diluted	$0.28	$0.16	$0.75	$0.34

Basic weighted average shares outstanding	44,571,478	42,673,800	43,612,468	42,660,118

Diluted weighted average shares outstanding	44,873,106	43,021,757	43,977,265	42,981,073

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA AND CASH FLOW

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Net Income	$12,678,000	$6,674,000	$33,048,000	$14,485,000
Interest expense	823,000	614,000	2,154,000	1,686,000
Income tax expense	—	—	40,000	28,000
Accretion expense	156,000	146,000	461,000	432,000
Depreciation, depletion, and amortization	10,299,000	7,387,000	26,912,000	22,157,000

EBITDA	$23,956,000	$14,821,000	$62,615,000	$38,788,000

	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Cash provided by operating activity	$23,599,000	$12,941,000	$58,234,000	$35,812,000
Adjustments:
Changes in operating assets and liabilities	(218,000)	1,307,000	2,644,000	1,566,000

Operating Cash Flow	$23,381,000	$14,248,000	$60,878,000	$37,378,000